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Exhibit 99.2

        INTERNATIONAL LEASE FINANCE CORPORATION

Offer to Exchange

$1,250,000,000 8.625% Senior Notes due 2015, the issuance
of which has been registered under the Securities Act of 1933, as amended, for any and all outstanding and unregistered 8.625% Senior Notes due 2015

$1,500,000,000 8.750% Senior Notes due 2017, the issuance
of which has been registered under the Securities Act of 1933, as amended, for any and all of their outstanding and unregistered 8.750% Senior Notes due 2017

Pursuant to the Prospectus dated December     , 2010

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2011 [DATE THAT IS AT LEAST TWENTY-ONE BUSINESS DAYS FOLLOWING COMMENCEMENT OF THE EXCHANGE OFFERS], UNLESS EXTENDED.

, 2010

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        International Lease Finance Corporation (the "Issuer") is offering, upon the terms and subject to the conditions set forth in the prospectus dated December     , 2010 (the "Prospectus") and the accompanying Letter of Transmittal enclosed herewith, which together describe the Issuer's offers to exchange (the "Exchange Offers") (i) up to $1,250,000,000 aggregate principal amount of its 8.625% Senior Notes due 2015 (the "2015 Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal aggregate principal amount of its outstanding 8.625% Senior Notes due 2015, of which $1,000,000,000 aggregate principal amount of notes were issued on March 22, 2010 and $250,000,000 aggregate principal amount of notes were issued on April 6, 2010 (the "2015 Original Notes"), and (ii) up to $1,500,000,000 aggregate principal amount of its 8.750% Senior Notes due 2017 (the "2017 Exchange Notes" and, together with the 2015 Exchange Notes, the "Exchange Notes"), which have been registered under the Securities Act, for an equal aggregate principal amount of its outstanding 8.750% Senior Notes due 2017, of which $1,000,000,000 aggregate principal amount of notes were issued on March 22, 2010 and $500,000,000 aggregate principal amount of notes were issued on April 6, 2010 (the "2017 Original Notes" and, together with the 2015 Original Notes, the "Original Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offers, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the Original Notes. The Exchange Notes will bear different CUSIP numbers from the Original Notes.

        THE EXCHANGE OFFERS ARE SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFERS—TERMS OF THE EXCHANGE OFFERS—CERTAIN CONDITIONS TO THE EXCHANGE OFFERS" IN THE PROSPECTUS.

        Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.     The Prospectus, dated December     , 2010;

          2.     The Letter of Transmittal for your use (unless Original Notes are tendered by an Agent's Message) and for the information of your clients, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (facsimile copies of the Letter of Transmittal may be used to tender Original Notes);

          3.     A form of letter which may be sent to your clients for whose accounts you hold Original Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offers; and

          4.     A return envelope addressed to Deutsche Bank Trust Company Americas, the Exchange Agent.

        YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                    , 2011, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD ORIGINAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

        In all cases, exchange of Original Notes accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Original Notes, or confirmation of book entry transfer of such Original Notes, as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message and (c) any other required documents.

        The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offers or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

        The Issuer will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchange of notes pursuant to the Exchange Offers. The Issuer will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of notes to them except as otherwise provided in Instruction 5 of the Letter of Transmittal.

        Questions and requests for assistance with respect to the Exchange Offers or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent by telephone at 800-735-7777 or by facsimile at 615-866-3889.

                      Very truly yours,

                      International Lease Finance Corporation

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE ISSUER OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF THE ISSUER IN CONNECTION WITH THE EXCHANGE OFFERS OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit 99.2